UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2012

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orland, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As reported in our Current Report on Form 8-K dated August 31, 2012, through wholly-owned subsidiaries, we acquired an 80% interest in a joint venture entity that will own a portfolio of four assisted living facilities located in Illinois and Texas. The four facilities, Amber Glen of Urbana, IL, Mill Creek of Springfield, IL, Sugar Creek of Normal, IL and Hudson Creek of Bryan, TX (collectively, the “Leah Bay Portfolio”), have a total of 264 beds in 152 units, all of which are dedicated to memory care. Erwin Family Properties I, LLC (“EFP”), an unaffiliated company that owned an interest in the four facilities prior to the acquisition, will be our joint venture partner in the $49.0 million transaction. Prior to the completion of this transaction, the remaining interests in the Leah Bay Portfolio properties were owned by four entities unaffiliated with us, Urbana Care Group LLC, Springfield Care Group LLC, Normal Care Group LLC, and Bryan Care Group LLC. EFP specializes in the acquisition, development and management of senior housing communities, focused on memory care. Based in Vancouver, Washington, EFP owns, operates or has under development 40 senior living facilities in the United States and Canada.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. The following financial statements relating to Leah Bay Portfolio are included at the end of this Amendment No. 1 to Current Report on Form 8-K dated August 31, 2012 and are filed herewith and incorporated herein by reference.

Leah Bay Portfolio

Independent Auditors’ Report	4
Combined Balance Sheets as of December 31, 2011 and June 30, 2012 (unaudited)	5
Combined Statements of Operations for the Year ended December 31, 2011 and Six Months ended June 30, 2011 (unaudited) and 2012 (unaudited)	6
Combined Statements of Owner’s Deficit for the Year ended December 31, 2011 and Six Months ended June 30, 2012 (unaudited)	7
Combined Statements of Cash Flows for the Year ended December 31, 2011 and Six Months ended June 30, 2011 (unaudited) and 2012 (unaudited)	8
Notes to Financial Statements	9

(b)	Pro forma financial information. The following unaudited pro forma financial statements of Sentio Healthcare Properties, Inc. relating to the acquisition of the Leah Bay Portfolio are included at the end of this Amendment No. 1 to Current Report on Form 8-K dated August 31, 2012 and are filed herewith and incorporated herein by reference.

Sentio Healthcare Properties, Inc.

Summary of Unaudited Pro Forma Financial Information	12

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2012	13

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2011	14

Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2012	15

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: November 13, 2012	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer

3

Independent Auditors’ Report

Sentio Healthcare Properties, Inc.
Leah Bay Portfolio:

We have audited the accompanying combined balance sheet of the Leah Bay Portfolio (the Portfolio) as of and December 31, 2011, and the related combined statements of operations, owners’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on the combined financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Leah Bay Portfolio as of December 31, 2011, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

November 13, 2012

4

LEAH BAY PORTFOLIO
Combined Balance Sheets
June 30, 2012 (unaudited)
and December 31, 2011

	June 30,
	2012	December 31,
Assets	(unaudited)	2011
Investments in real estate:
Land	$1,996,767	1,996,767
Building and improvements	16,709,324	16,704,625
Furniture, fixtures, and equipment	2,361,694	2,327,386
	21,067,785	21,028,778
Accumulated depreciation	(5,281,417)	(4,981,726)
	15,786,368	16,047,052
Cash and cash equivalents	1,065,570	242,672
Accounts receivable, net	10,326	38,123
Deferred loan costs, net	773,621	822,834
Other assets	408,234	423,811
Total assets	$18,044,119	17,574,492
Liabilities and Owners’ Deficit
Liabilities:
Notes payable	$32,932,704	33,104,762
Accounts payable	279,830	98,606
Unearned revenue	46,271	63,779
Other liabilities	363,904	363,999
Total liabilities	33,622,709	33,631,146
Owners’ deficit	(15,578,590)	(16,056,654)
Total liabilities and owners’ deficit	$18,044,119	17,574,492

See accompanying notes to combined financial statements.

5

LEAH BAY PORTFOLIO
Combined Statements of Operations
Six-month period ended June 30, 2012 and 2011 (unaudited)
and year ended December 31, 2011

	Six-month period ended
	June 30		Year ended
	2012	2011	December 31,
	(unaudited)	(unaudited)	2011
Revenue:
Rent	$5,814,217	5,609,486	11,174,989
Ancillary and other	454,772	419,036	870,239
Total revenue	6,268,989	6,028,522	12,045,228
Operating expenses:
General employee	661,387	683,290	1,311,852
Resident services	1,349,589	1,382,598	2,744,850
Food and beverage	386,491	382,141	772,966
General and administrative	301,430	341,095	645,122
Housekeeping and activities	308,494	307,221	622,295
Depreciation	318,474	368,796	757,261
Maintenance and utilities	281,526	307,194	604,117
Management fees	371,570	363,417	722,203
Interest expense	1,078,985	1,085,696	2,182,638
Marketing and advertising	40,746	47,759	95,677
Property taxes and insurance	223,253	212,849	426,933
Total operating expenses	5,321,945	5,482,056	10,885,914
Net income	$947,044	546,466	1,159,314

See accompanying notes to combined financial statements.

6

LEAH BAY PORTFOLIO
Combined Statements of Owners’ Deficit
Six-month period ended June 30, 2012 (unaudited)
and year ended December 31, 2011

Balance at January 1, 2011	$(15,339,364)
Distributions to owners	(1,876,004)
Net income	1,159,314
Balance at December 31, 2011	(16,056,654)
Distributions to owners	(468,980)
Net income	947,044
Balance at June 30, 2012	$(15,578,590)

See accompanying notes to combined financial statements.

7

LEAH BAY PORTFOLIO Combined Statements of Cash Flows Six-month period ended June 30, 2012 and 2011 (unaudited) and December 31, 2011

	Six-month period ended
	June 30
	2012	2011	December 31,
	(unaudited)	(unaudited)	2011
Cash flows from operating activities:
Net income	$947,044	546,466	1,159,314
Adjustments to reconcile net income to net cash
provided operating activities:
Depreciation and amortization	348,900	399,222	818,113
Changes in operating assets and liabilities:
Accounts receivable, net	27,797	42,937	33,256
Other assets	15,577	64,946	(25,141)
Accounts payable	181,224	23,354	(7,053)
Unearned revenue	(17,508)	(15,630)	47,549
Other liabilities	(95)	(37,312)	5,865
Net cash provided by operating activities	1,502,939	1,023,983	2,031,903
Cash flows from investing activities – purchases of
investment in real estate	(39,003)	(5,779)	(19,262)
Cash flows from financing activities:
Distributions to owners	(468,980)	(721,997)	(1,876,004)
Repayment of notes payable	(172,058)	(202,597)	(393,963)
Net cash used in financing activities	(641,038)	(924,594)	(2,269,967)
Net change in cash and cash equivalents	822,898	93,610	(257,326)
Cash and cash equivalents:
Beginning of period	242,672	499,998	499,998
End of period	$1,065,570	593,608	242,672
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,048,559	1,055,270	2,121,774

See accompanying notes to combined financial statements.

8

LEAH BAY PORTFOLIO

Notes to Combined Financial Statements

June 30, 2012 (unaudited)

and December 31, 2011

(1)	Description of Business

The Leah Bay Portfolio (the Portfolio) consists of four assisted living facilities located in Illinois and Texas. The four facilities, Amber Glen of Urbana, Illinois; Mill Creek of Springfield, Illinois; Sugar Creek of Normal, Illinois; and Hudson Creek of Bryan, Texas, are dedicated to memory care. The facilities are designed for the care of Alzheimer’s residents and provide for double occupancy in most rooms as a part of an Alzheimer’s-focused program. The accompanying balance sheets, statements of operations, statements of owners’ deficit, and statements of cash flows of the Portfolio are presented on a combined basis since the Portfolio was acquired in one transaction.

On August 31, 2012, Sentio Healthcare Properties, Inc. (Sentio), through wholly owned subsidiaries, acquired an 80% interest in a joint venture entity that will own the Portfolio. Prior to completion of this transaction, the interests in the Portfolio were owned by four separate entities unaffiliated with Sentio (the Owners). The Owners contributed their ownership interest to the joint venture and Sentio contributed cash, which was distributed to the Owners. Erwin Family Properties I, LLC (the Partner), an entity unaffiliated to Sentio, owned an interest in the Portfolio prior to acquisition, and will remain as a partner in the joint venture. The Partner specializes in the acquisition, development, and management of senior housing communities, focused on memory care. Based in Vancouver, Washington, the Partner owns, operates, or has under development 40 senior living facilities in the United States and Canada.

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Actual results could differ from those estimates.

(2)	Summary of Accounting Policies

(a)	Cash and Cash Equivalents

The Portfolio considers all liquid temporary cash investments with maturities of three months or less at the date of purchase to be cash and cash equivalents.

(b)	Investments in Real Estate

Building and improvements, fixtures, furniture, and equipment are stated at cost. The cost of additions, alterations, and improvements is capitalized. Expenditures for repairs and maintenance are expensed as incurred.

Depreciation and amortization are computed on a method that spreads the cost of the asset over the following estimated useful lives in a systematic and rational manner:

Building	39 years
Furniture, fixtures, and equipment	5 years
Improvements	15 years

9

LEAH BAY PORTFOLIO

Notes to Combined Financial Statements

June 30, 2012 (unaudited)

and December 31, 2011

(c)	Revenue Recognition

Rental revenues are recognized when the services are provided. Revenues consist of room rent and ancillary services such as dietary supplements.

(d)	Impairment of Long-Lived Assets

The Portfolio evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment losses were recognized in 2012 or 2011.

(e)	Deferred Loan Costs, net

The Portfolio has capitalized as deferred cost certain expenditures related to the financing of the facilities. Deferred loan costs are amortized to interest expense utilizing a method that approximates level-yield over the term of the related debt. Amortization of deferred loan costs totaled $30,426 for the six-month periods ended June 30, 2012 and 2011, respectively (unaudited), and $60,852 for the year ended December 31, 2011, and is included as a component of interest expense in the accompanying combined statements of operations.

(f)	Owners’ Deficit

Owners’ deficit represents the net amount of the Portfolio’s liabilities in excess of assets the Owners held in these specific properties in the Portfolio. Profits, losses, and distributions are allocated to the Owners in accordance with the provisions of the respective Operating Agreement, which generally provide that distributions and allocations of profit and losses are made in accordance with each Owner’s respective ownership interest.

(g)	Income Taxes

The Portfolio is not directly subject to federal, state, or local income taxes. However, the Owners of the Portfolio were limited liability companies and may be subject to certain income taxes and the members of the limited liability company are responsible for reporting their share of taxable income or loss on their respective income tax returns.

(3)	Related-Party Transactions

During the periods presented, the Portfolio had management agreements with affiliates of the Owners. The Portfolio was required to pay a management fee equal to 6% of net income as defined in the management agreement. Total management fees incurred by the Portfolio were $371,570 and $363,417 for the six-month periods ended June 30, 2012 and 2011, respectively (unaudited), and $722,203 for the year ended December 31, 2011, and is reflected within the accompanying combined statements of operations.

10

LEAH BAY PORTFOLIO

Notes to Combined Financial Statements

June 30, 2012 (unaudited)

and December 31, 2011

(4)	Notes Payable

The Portfolio has four notes payable to Red Capital Mortgage (the Lender), each with a stated maturity date of June 1, 2019 and collateralized by the respective property. The notes require monthly principal and interest payments at rates of 6.11%, 6.20%, 6.40%, and 6.40%, respectively. Interest incurred for the six-month periods ended June 30, 2012 and 2011 (unaudited) totaled $1,048,559 and $1,055,270, respectively, and $2,121,786 for the year ended December 31, 2011, and is reflected within the accompanying combined statements of operations. The unpaid principal outstanding on the notes payable at June 30, 2012 (unaudited) and December 31, 2011 is $32,932,704 and $33,104,762, respectively. The notes payable contain various financial and nonfinancial covenants customarily found in notes payable of this type. The Portfolio believes it was in compliance with all covenants at June 30, 2012 (unaudited) and December 31, 2011.

The following table summarizes the Portfolio’s future minimum payments related to the notes payable outstanding as of December 31, 2011:

	Schedule of debt maturities
	2012	2013	2014	2015	Thereafter	Total

Notes Payable	$451,562	480,766	511,859	544,964	31,115,611	33,104,762
Total	$451,562	480,766	511,859	544,964	31,115,611	33,104,762

(5)	Subsequent Events

The Portfolio has evaluated the need for disclosures and/or adjustments resulting from subsequent events through November 13, 2012, the date the financial statements were available to be issued. Other than the transaction described in note 1, no events have occurred that require disclosure.

11

SENTIO HEALTHCARE PROPERTIES, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations of Sentio Healthcare Properties, Inc. (the “Company”) for the year ended December 31, 2011 and for the six months ended June 30, 2012 have been prepared as if the acquisition of the Leah Bay Portfolio (the “Portfolio”) had occurred as of January 1, 2011.   The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2012 has been prepared as if the acquisition of the Portfolio had occurred on June 30, 2012.

The Unaudited Pro Forma Financial Information is based in part upon (i) the Audited Financial Statements of the Company for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011; the Unaudited Financial Statements of the Company as of and for the six months ended June 30, 2012 included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2012;  and (iii) the Statements of Operations of the Property for the year ended December 31, 2011 and six months ended June 30, 2012 filed herewith.

The Unaudited Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Portfolio had been completed on the date indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

12

SENTIO HEALTHCARE PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of June 30, 2012

				Proforma
	June 30,	Leah Bay Portfolio		June 30,
	2012 (A)	Acquisition		2012

ASSETS
Cash and cash equivalents	$31,958,000	$(12,740,000	)(B)	$19,218,000
Investment in real estate
Land	20,713,000	2,481,000	(C)	23,194,000
Buildings and improvements, net	115,649,000	42,903,000	(C)	158,552,000
Furniture and fixtures, net	2,352,000	1,199,000	(C)	3,551,000
Intangible lease assets, net	4,696,000	2,904,000	(C)	7,600,000
	143,410,000	49,487,000		192,897,000

Deferred financing costs, net	1,508,000	309,000		1,817,000
Investment in unconsolidated entities	3,629,000			3,629,000
Tenant and other receivables, net	2,159,000			2,159,000
Restricted cash	3,424,000	326,000		3,750,000
Deferred costs and other assets	2,357,000	(387,000)		1,970,000
Goodwill	6,510,000			6,510,000
Total assets	$194,955,000	$36,995,000		$231,950,000

LIABILITIES AND EQUITY
Liabilities:
Note payable	$111,446,000	$33,319,000	(D)	$144,765,000
Accounts payable and accrued liabilities	2,306,000	232,000		2,538,000
Prepaid rent and security deposits	1,598,000			1,598,000
Distributions payable	799,000	-		799,000
Total liabilities	116,149,000	33,551,000		149,700,000

EQUITY
Stockholders' equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; no shares were issued or outstanding at June 30, 2012 and December 31, 2011
Common stock, $.01 par value; 580,000,000 shares authorized; 12,856,819 and 12,916,612 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	129,000	-		129,000
Additional paid-in capital	94,372,000	-		94,372,000
Accumulated deficit	(16,672,000)			(16,672,000)
Total stockholders' equity	77,739,000			82,250,000
Noncontrolling interest	1,067,000	3,444,000		4,511,000
Total equity	78,806,000	3,444,000		82,250,000
Total liabilities and equity	$194,955,000	$36,995,000		$231,950,000

(A)	Derived from the Company’s consolidated financial statements as of June 30, 2012.

(B)	Represents the net impact on the Company’s consolidated cash and cash equivalents as a result of the Leah Bay acquisition.

(C)	Represents the purchase price allocation of the Portfolio in accordance with US generally accepted accounting principles and other working capital assets acquired and liabilities assumed. The acquisition cost is allocated to a property’s tangible (primarily land, building, equipment and site improvements) and intangible (in-place leases) assets at their estimated fair value. The purchase price allocations of in-place lease values are calculated based on management’s evaluation of the specific characteristics of the tenant’s leases.

(D)	This represents the notes assumed as part of the acquisition which were recorded at their fair value of $33.3 million.

13

SENTIO HEALTHCARE PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011

	Historical (A)	Leah Bay Portfolio Acquisition		Pro Forma

Revenues:
Rental revenues	$30,751,000	$11,175,000	(B)	$41,000,000
Other revenues	9,094,000	870,000	(B)	9,964,000
	39,845,000	12,045,000		51,890,000

Expenses:
Property operating and maintenance	25,317,000	7,301,000	(C)	32,618,000
Real estate acquisition costs	1,573,000	-		1,573,000
General and administrative expenses	3,688,000	-		3,688,000
Asset management fees and expenses	1,617,000	397,000	(D)	2,014,000
Depreciation and amortization	7,134,000	4,152,000	(E)	11,286,000
	39,309,000	11,850,000		51,159,000
Operating income	536,000	195,000		731,000

Interest income	11,000	-		11,000
Interest expense	(5,610,000)	(2,220,000	)(F)	(7,830,000)
Net loss from unconsolidated entities	(315,000)	-		(315,000)

Net loss	(5,378,000)	(2,025,000)		(7,403,000)
Less: net loss attributable to noncontrolling interest	(46,000)	(405,000	)(G)	(451,000)
Net loss attributable to common stockholders	$(5,332,000)	$(1,620,000)		$(6,952,000)

Basic and diluted net loss per common share attributable to common stockholders	$(0.42)			$(0.55)

Weighted average number of common shares	12,704,733			12,704,733

(A)	Represents the historical results of operations of the Company for the year ended December 31, 2011. As noted in our 10-Q for the period ended June 30, 2012, subsequent to the issuance of our consolidated financial statements for the year ended December 31, 2011, the Company determined that it should have been accounting for certain investments in joint ventures on the equity method rather than by consolidating these investments. The historical statement of operations presented above has been corrected to reflect this change, and the Company notes that the change was deemed to be immaterial with no impact to net income.

(B)	Represents the Portfolio’s rental revenues and other income for the year ended December 31, 2011.

(C)	Represents the Portfolio operating expenses (not reflected in the historical statement of operations of the Company for the year ended December 31, 2011) based on historical operations of the previous owner. This increase includes the following expenses: general employee expenses, resident services, food and beverage, housekeeping/laundry, maintenance, marketing, and management fees.

(D)	Represents asset management fees that would be due to our advisor had the assets been acquired on January 1, 2011. The advisory agreement requires us to pay our advisor an acquisition fee in an amount equal to 1.0% of the investments acquired, including any debt attributable to such investments.

(E)	Represents depreciation expense based on the allocation of the purchase price. Buildings, improvements and property and equipment are depreciated on a straight-line method over a 39, 15 and 5-year period, respectively. The amortization of in-place leases is based on an estimated useful life of 10 months. The Company allocates the purchase price in accordance with US generally accepted accounting principles. The purchase price is allocated to a property’s tangible (primarily land, building, site improvements and furniture, fixtures and equipment) and intangible assets at their estimated fair value.

(F)	Represents interest expense which is calculated based on the rate per the loan agreements at the time of closing the acquisition.

(G)	Represents noncontrolling interest share of approximately 20.0% of the net income (loss) of the Portfolio.

14

SENTIO HEALTHCARE PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2012

	Historical (A)	Leah Bay Portfolio Acquisition		Pro Forma

Revenues:
Rental revenues	$16,094,000	$5,814,000	(B)	$21,908,000
Other income	5,398,000	455,000	(B)	5,853,000
	21,492,000	6,269,000		27,761,000

Expenses:
Property operating and maintenance	13,447,000	3,623,000	(C)	17,070,000
Real estate acquisition costs	206,000	-		206,000
General and administrative expenses	1,204,000	-		1,204,000
Asset management fees	110,000	397,000	(D)	178,000
Depreciation and amortization	2,963,000	2,366,000	(E)	5,329,000
	18,804,000	6,386,000		25,190,000
Operating income (loss)	2,688,000	(117,000)		2,571,000

Interest income	1,000	-		1,000
Interest expense	(3,024,000)	(1,098,000	)(F)	(4,122,000)
Other income/expense	(152,000)			(152,000)
Net loss from unconsolidated entities	(376,000)			(376,000)
Fair value adjustment for equity method investment	1,282,000			1,282,000

Net loss	(419,000)	(1,215,000)		(796,000)
Less: net income (loss) attributable to noncontrolling interest	127,000	(243,000	)(G)	(116,000)
Net loss attributable to common stockholders	$292,000	$(972,000)		$(680,000)

Basic and diluted net loss per common share attributable to common stockholders	$(0.02)			$(0.05)

Weighted average number of common shares	12,844,712			12,844,712

(A)	Represents the historical results of operations of the Company for the six months ended June 30, 2012.

(B)	Represents the Portfolio’s rental revenues and other income for the six months ended June 30, 2012.

(C)	Represents Portfolio operating expenses (not reflected in the historical statement of operations of the Company for the six months ended June 30, 2012) based on historical operations of the previous owner. This increase includes the following expenses: general employee expenses, resident services, food and beverage, housekeeping/laundry, maintenance, marketing, and management fees.

(D)	Represents asset management fees that would be due to our advisor had the assets been acquired on January 1, 2012. The advisory agreement requires us to pay our advisor an acquisition fee in an amount equal to 1.0% of the investments acquired, including any debt attributable to such investments.

(E)	Represents depreciation expense based on the allocation of the purchase price. Buildings, improvements and property and equipment are depreciated on a straight-line method over a 39, 15 and 5-year period, respectively. The amortization of in-place leases is based on an allocation of $2,255,000 which is amortized over one and a half years. The amortization of in place leases is based on an estimated useful life of 10 months. The Company allocates the purchase price in accordance with US generally accepted accounting principles. The purchase price is allocated to a property’s tangible (primarily land, building, site improvements and furniture, fixtures and equipment) and intangible assets at their estimated fair value.

(F)	Represents interest expense which is calculated based on the rate per the loan agreements at the time of closing the acquisition.

(G)	Represents noncontrolling interest share of approximately 20.0% of the net income (loss) of the Portfolio.

15